Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 Holdings Announces Pricing of $55 Million Senior Secured Notes Offering

Net Proceeds to Refinance Senior Secured Bridge Note
 and for Working Capital and General Corporate Purposes

New York, January 26, 2017 (GlobeNewswire) - HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC), a diversified holding company, announced today the pricing of $55 million aggregate principal amount of 11.000% Senior Secured Notes due 2019 (the “Notes”), representing an upsize from a previously announced proposed offering of $45 million aggregate principal amount.  The Company expects to use the net proceeds from the issuance of the Notes to refinance the 11.000% Senior Secured Bridge Note due 2019 (the “Bridge Note”) issued by HC2 Holdings 2, Inc. (“HC2 2”), for working capital for the Company and its subsidiaries and for general corporate purposes, including the financing of potential future acquisitions and investments.  The Notes are to be issued at an issue price of 100.000% plus accrued interest from December 1, 2016. The offering is expected to close on January 31, 2017, subject to certain closing conditions.

The net proceeds of the issuance of the Bridge Note were used by HC2 2 to purchase convertible debt of ANG Holdings, Inc. (“ANG”), which is 49.9% owned by HC2, and for general corporate purposes.  ANG used such cash proceeds, together with available capacity under its existing credit facilities, to fund the acquisition of Questar Fueling Company and Constellation CNG, LLC, in two separate transactions, which closed on December 16, 2016 and December 20, 2016, respectively.

The Notes will be issued under the same indenture as, and will constitute part of a single class of securities with, the Company’s existing 11.000% Senior Secured Notes due 2019 (the “Existing Notes”) previously issued.  The Notes will be issued under the same CUSIP numbers as, and trade together with, the Existing Notes, except that the notes issued in offshore transactions under Regulation S shall be issued and maintained under a temporary CUSIP number during a 40-day distribution compliance period commencing on the issue date.

The offering will be made solely by means of a private placement to Qualified Institutional Buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons in offshore transactions pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences, Insurance and Other.  HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables.  Founded in 1994, HC2 is headquartered in New York, New York.

Cautionary Statement Regarding Forward Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including statements regarding the commencement or completion of the offering. Generally, forward-looking statements include information describing the offering and other actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, statements regarding our expectation regarding building shareholder value.  Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, the ability of our subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, our and our subsidiaries’ ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HC2 or the applicable subsidiary of HC2, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations and taxes.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836